EXHIBIT 10.22

Sales Contract

Party A: [Purchaser]

Party B: Jiangsu Sunshine Zoology and Forestry Development Co., Ltd.

In accordance with Contract Law of the People's Republic of China, through friendly consultation of both parties, it is agreed hereby as follows:

1.	The unit price is determined as per market condition and varieties. The total value is RMB _______________ yuan (details as per attached list).

2.	Party B delivers plants to named place. Party A settles payments after inspection and acceptance.

3.	Quality requirements and transportation

(a)  The ball shall conform to the requirements of Party A and be packed by hayband.

(b)  Party B shall ensure the survival and full figure of the plants when pruning them.

(c)  Party B pays the fare of digging and loading, etc.

(d)  Date of delivery is determined by Party A.

4.	Place of delivery: determined by Party A (Jingjiang Development Zone)

5.	Liability for breach:

If any Party breaches the terms of this contract, the defaulter has to compensate the economic losses to the counterpart.

6.	This contract shall be terminated in the under-mentioned conditions:

(a)  This contract is entirely fulfilled.

(b)  Both parties agree to terminate this contract.

7.	Disputes resolution

The disputes arising from the execution of this contract shall be settled through friendly consultation between two parties. In case no settlement can be reached, it then can be submitted to legal authorities.

8.	This contract is made in duplicate, one for each party, and becomes effective after signing and affixing seals of respective representatives of both parties.

Party A: [Purchaser]:

Representative:

Opening Bank:

Account number:

Party B: Jiangsu Sunshine Zoology and Forestry Development Co., Ltd. Representative:

Representative:

Opening bank:

Account number:

Place of signing: Xinqiao Town, Jiangyin

Date of signing: _______________